Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Investment Management Contract dated April 17, 2013 between Stone Harbor Investment Grade Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (d)(5) to Post-Effective Amendment No. 14 to Registrant’s Registration Statement on Form N-1A filed on May 30, 2013, accession number: 0001193125-13-241094.

Investment Management Contract dated April 17, 2013 between Stone Harbor Strategic Income Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (d)(6) to Post-Effective Amendment No. 14 to Registrant’s Registration Statement on Form N-1A filed on May 30, 2013, accession number: 0001193125-13-241094.